EXHIBIT 10.12.1

HEALTHSOUTH CORPORATION

2004 AMENDED AND RESTATED

DIRECTOR INCENTIVE PLAN

1.    PURPOSE OF THE PLAN. The purpose of the 2004 Amended and Restated Director Incentive Plan (hereinafter called the “Plan”) of HEALTHSOUTH Corporation, a Delaware corporation (hereinafter called the “Corporation”), is to provide incentives for future endeavors and to advance the interests of the Corporation and its stockholders by encouraging ownership of the Common Stock, par value $.01 per share (hereinafter called the “Common Stock”), of the Corporation by its directors who are not employees of the Corporation (hereinafter called the “Outside Directors”) as designated by the Board of Directors of the Corporation (hereinafter called the “Board”) and upon whose judgment, interest and continuing special efforts the Corporation is largely dependent for the successful conduct of its operations, and to enable the Corporation to compete effectively with other enterprises for the services of such Outside Directors as may be needed for the continued improvement of the Corporation’s business, through the award of shares of unrestricted Common Stock, restricted shares of Common Stock (hereinafter called the “Restricted Stock”) and/or through the award of a right to receive shares of Common Stock (hereinafter called “RSUs” and collectively the “Awards”).

2.    PARTICIPANTS. Awards shall be granted under the Plan to Outside Directors of the Corporation as set forth herein.

3.    TERM OF THE PLAN. The Plan shall become effective as of January 1, 2005. No Award shall be granted under the Plan after the earliest of (a) March 31, 2008, (b) such time as all shares of Common Stock reserved for issuance under the Plan have been acquired through the issuance of Awards granted under the Plan or (c) such earlier time as the Board may determine. Awards granted under the Plan at the time of its termination shall continue in effect in accordance with its terms and conditions and those of the Plan.

4.    STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 11, the aggregate number of shares of Common Stock for which Awards may be granted under the Plan shall not exceed 2,000,000. If an Award is cancelled or repurchased by the Corporation, the cancelled or repurchased shares shall again be available under the Plan.

The shares to be delivered under the Plan shall be made available, at the discretion of the Board, either from authorized but previously unissued shares as permitted by the Certificate of Incorporation of the Corporation or, from shares re-acquired by the Corporation, including shares of Common Stock purchased in the open market, or from shares held in the treasury of the Corporation.

5.    ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Board. The acts of a majority of the Board, at any meeting thereof at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Board, shall be the valid acts of the Board. The expenses of administering the Plan shall be borne by the Corporation.

The interpretation and construction of any provision of the Plan or of any Award granted hereunder by the Board shall be final, conclusive and binding upon all parties, including the Corporation, its stockholders and directors, and the executives and employees of the Corporation and its subsidiaries. No member of the Board shall be liable to the Corporation, any stockholder, any Award holder or any employee of the Corporation or its subsidiaries for any action or determination made in good faith with respect to the Plan or any Award granted under it.

6.    ANNUAL AWARDS. Each Outside Director shall be granted during the term of the Plan, on the date the Corporation grants awards to its management employees (or, in the case of an Outside Director first appointed or elected to the Board following such date, the date on which such Outsider Director is first appointed or elected to the Board), (i) Restricted Stock Units having a value on the date of grant equal to $95,000 or (ii) to the extent elected by the Outside Director prior to the beginning of the calendar year in which an Award would otherwise be made and in accordance with the election form prescribed by the Corporation, shares of unrestricted Common Stock having a value on the date of grant equal to $95,000, in each case, determined using the fair market value of the Common Stock pursuant to the provisions of Section 8 and rounding up to the nearest number of full shares.

7.    AWARD AGREEMENT. Awards granted under the Plan shall be granted pursuant to and subject to the terms and conditions of an Award Agreement to be entered into between the Corporation and the director at the time of such grant. Each such agreement shall be in a form from time-to-time adopted for use under the Plan by the Board (such form being hereinafter called an “Agreement”). Any such Agreement shall incorporate by reference all of the terms and provisions of the Plan as in effect at the time of grant and may contain such other terms and provisions as shall be approved and adopted by the Board.

8.    VALUE OF AWARD. If the Common Stock is not listed upon a national securities exchange or exchanges, the fair market value shall be as determined by the Board (which determination shall be conclusive and binding for all purposes) or, if applicable, shall be deemed to be the last reported sale price for the Common Stock as quoted by brokers and dealers trading in the Common Stock in the over-the-counter market (or if the Common Stock shall be quoted by the National Association of Securities Dealers Automated Quotation system, then such NASDAQ quote) on the date on which the Award is granted. If the Common Stock is listed upon a national securities exchange or exchanges, such fair market value shall be deemed to be the last reported sale price at which the shares of Common Stock were traded on such securities exchange or exchanges on the date on which the Award is granted, or if no sale of the Common Stock was made on any national securities exchange on such date, then the closing price per share of the Common Stock on such securities exchange or exchanges on the next preceding day on which there was a sale of the Common Stock.

9.    TERMS OF RESTRICTED STOCK. (a) With respect to an award of Restricted Stock granted prior to the date of the adoption of this Amended and Restated Director Incentive Plan, the following terms and conditions shall apply:

(i)    STOCKHOLDER RIGHTS. Holders of Restricted Stock shall have any rights to dividends, voting and/or other rights of a stockholder subject to the restrictions and terms of the Plan and the Agreement.

(ii)    CERTIFICATES. The Corporation shall, upon the date of the Restricted Stock grant, issue the shares of Common Stock by registering such shares in book entry form with the Corporation’s transfer agent in the name of the recipient. No certificate(s) representing all or a part of such shares shall be issued until the conclusion of the Restricted Period (as defined in subparagraph (vi)(1) below.

(iii)    PRICE. Except as otherwise determined by the Board of Directors, all Restricted Stock issued hereunder shall be issued without the payment of any cash purchase price by the recipients (in which case the “price per share originally paid” for purposes of clause (2) of paragraph (vi) below shall be zero).

(iv)    VESTING. Except as otherwise provided in the Plan, the forfeiture provisions of each grant of Restricted Stock shall lapse on January 1 of each year following the date of grant (beginning on January 1 of the year following the year in which the grant is made) with regard to one-third of the number of shares granted until all such restrictions have lapsed and such shares of Restricted Stock shall become fully vested in the recipient thereof. Notwithstanding the foregoing, the forfeiture provisions of the Restricted Stock granted under this Plan shall immediately lapse in the event (A) a Change in Control (as defined in Section 17) of the Corporation occurs, or (B) the recipient ceases to serve as a director of the Corporation due to his or her death, Director Disability or Director Retirement (both as defined in Section 18), provided that the recipient has held such Restricted Stock for a period of at least twelve months. Notwithstanding the foregoing, if any Outside Director ceases to serve as a director of the Corporation by reason of Director Misconduct (as defined in Section 18) during the course of such Outside Director’s term, the Outside Director’s rights to any shares of Restricted Stock for which the holding period set forth in subparagraph (v) below has not expired shall be forfeited as of the date of the occurrence of such Director Misconduct.

(v)    HOLDING PERIOD. Except as set forth below, the restrictions on transfer of the Restricted Stock shall apply during the course of the Outside Director’s term and for a period of twelve months thereafter. Notwithstanding the foregoing, the restrictions on transfer of the Restricted Stock granted under this Plan shall immediately lapse in the event (A) a Change in Control of the Corporation occurs, or (B) the recipient ceases to serve as a director of the Corporation due to his or her death, Director Disability or Director Retirement.

(vi)    RESTRICTIONS ON TRANSFER / FORFEITURE PROVISIONS. In addition to such other terms, conditions and restrictions on Restricted Stock contained in the Plan or the applicable Restricted Stock Agreement, all Restricted Stock shall be subject to the following restrictions:

(1)    No shares of Restricted Stock shall be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of until they become vested pursuant to paragraph (iv) above and the holding period set forth in subparagraph (v) above has expired. The period during which such restrictions are applicable is referred to as the “Restricted Period.”

(2)    Except as set forth in the last two sentences of subparagraph (iv) above, if a recipient ceases to be a director of the Corporation within the

Restricted Period for any reason, the shares of Restricted Stock that have not become fully vested shall be forfeited by the holder and cancelled by the Corporation.

(3)    Notwithstanding subparagraphs (1) and (2) above, the Board may, in its discretion, either at the time that shares of Restricted Stock are awarded or at any time thereafter, waive the restrictions on transfer and forfeiture provisions of any Restricted Stock upon the occurrence of any of the events described in this paragraph (vi) or remove or modify any part or all of the restrictions. In addition, the Board may, in its discretion, impose upon the recipient of Restricted Stock at the time that such shares of Restricted Stock are granted such other restrictions on any Restricted Stock as the Board may deem advisable.

(vi)    ADDITIONAL SHARES. Any shares received by a recipient of Restricted Stock as a stock dividend, or as a result of stock splits, combinations, exchanges of shares, reorganizations, mergers, consolidations or otherwise with respect to such Restricted Stock shall have the same status and shall bear the same restrictions, all on a proportionate basis, as the shares or Restricted Stock initially subject to such restrictions.

(vii)    TRANSFERS IN BREACH OF RESTRICTED STOCK. If any transfer of Restricted Stock is made or attempted contrary to the terms of the Plan and of such Restricted Stock, the Board shall have the right to purchase for the account of the Corporation those shares from the owner thereof or his or her transferee at any time before or after the transfer at the price paid for such shares by the person to whom they were awarded under the Plan. In addition to any other legal or equitable remedies that it may have, the Corporation may enforce its rights by specific performance to the extent permitted by law. The Corporation may refuse for any purpose to recognize as a shareholder of the Corporation any transferee who receives any shares contrary to the provisions of the Plan and the applicable Restricted Stock or any recipient of Restricted Stock who breaches his or her obligation to resell shares as required by the provisions of the Plan and the applicable Restricted Stock, and the Corporation may retain and/or recover all dividends on such shares which were paid or payable subsequent to the date on which the prohibited transfer or breach was made or attempted.

(b)    With respect to an award of Restricted Stock awarded following the date of the adoption of this Amended and Restated Director Incentive Plan, the terms and conditions relating to such Restricted Stock shall be set forth in the Award Agreement evidencing the grant of such award.

10.    TERMS OF RSUS AND UNRESTRICTED COMMON STOCK. The terms and conditions relating to the RSUs, or if applicable, the shares of Common Stock, shall be set forth in the Award Agreement evidencing the grant of such Award.

11.    ADJUSTMENT OF AND CHANGES IN CAPITALIZATION. In the event that the outstanding shares of Common Stock shall be changed in number or class by reason of split-ups, combinations, mergers, consolidations or recapitalizations, or by reason of stock dividends, the number of shares available for grant and Awards granted under the Plan, both in the aggregate and as to any individual, shall be adjusted so as to reflect such change, all as determined by the Board. In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock, or of any stock or other securities into which such Common Stock shall have been changed, or for which it shall have been exchanged, then if the Board, in its sole discretion, determine that such change equitably requires an adjustment to Awards theretofore granted or which may be granted under the Plan, such adjustment shall be made in accordance with such determination.

Notice of any adjustment shall be given by the Corporation to each holder of an Award which shall have been so adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan. Fractional shares resulting from any adjustment to Awards pursuant to this Section 11 may be settled in cash or otherwise as the Board may determine.

12.    SECURITIES ACTS RESTRICTIONS AND REQUIREMENTS. THE CORPORATION HAS NOT FILED FINANCIAL STATEMENTS FOR ANY PERIODS ENDED AFTER DECEMBER 31, 2004. THE CORPORATION DOES NOT EXPECT TO BECOME CURRENT WITH RESPECT TO ALL OF ITS PREVIOUSLY UNFILED FINANCIAL STATEMENTS UNTIL AT LEAST THE FIRST QUARTER OF 2006. THE OUTSIDE DIRECTORS ARE CAUTIONED NOT TO RELY UPON ANY OF THE CORPORATION’S FINANCIAL STATEMENTS FILED PRIOR TO THE CORPORATION’S COMPREHENSIVE ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEARS ENDED DECEMBER 31, 2003 AND 2002 WHEN MAKING ANY INVESTMENT DECISION TO RETAIN OR TRANSFER ANY SHARES OF COMMON STOCK AND/OR SHARES OF RESTRICTED STOCK.

The Corporation shall not be obligated to issue any shares of Common Stock in respect of an Award if such issuance would, in the opinion of counsel for the Corporation, violate the Securities Act of 1933 or other Federal or state statutes having similar requirements, as they may be in effect at that time. Each Award shall be subject to the further requirement that, at any time that the Board shall determine, in its discretion, that the listing, registration or qualification of the shares of Common Stock subject to such Award under any securities exchange requirements or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance of shares underlying any Award, such shares shall not be issued in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

As a condition to the issuance of shares underlying any Award under the Plan, the Board may require the holder to furnish a written representation that he is acquiring the shares for investment and not with a view to distribution of the shares to the public and a written agreement restricting the transferability of the shares solely to the Corporation, and may affix a restrictive legend or legends on the face of the certificate representing such shares. Such representation, agreement and/or legend shall be required only in cases where in the opinion of the Board and counsel for the Corporation, it is necessary to enable the Corporation to comply with the provisions of the Securities Act of 1933 or other Federal or state statutes having similar requirements, and any stockholder who gives such representation and agreement shall be released from it and the legend removed at such time as the shares to which they applied are registered or qualified pursuant to the Securities Act of 1933 or other Federal or state statutes having similar requirements, or at such other time as, in the opinion of the Board and counsel for the Corporation, the representation and agreement and legend cease to be necessary to enable the Corporation to comply with the provisions of the Securities Act of 1933 or other Federal or state statutes having similar requirements.

13.    AMENDMENT OF THE PLAN. The Plan may, at any time or from time to time, be terminated, modified or amended by the Board; provided, however, that no such amendment (i) may allow for the grant of Restricted Stock hereunder to any person who is not an Outside Director of the Corporation at the time of the grant, unless such amendment and the Plan shall have been approved by the stockholders of the Corporation and (ii) shall be applicable to an Award previously granted.

14.    CHANGES IN LAW. Subject to the provisions of Section 13, the Board shall have the power to amend the Plan and any outstanding Award granted thereunder in such respects as the Board shall, in its sole discretion, deem advisable in order to incorporate in the Plan or any such Award any new provision or change designed to comply with or take advantage of requirements or provisions of the Internal Revenue Code or any other statute, or Rules or Regulations of the Internal Revenue Service or any other Federal or state governmental agency enacted or promulgated after the adoption of the Plan.

15.    APPLICABLE LAW. This Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of Delaware, applied without giving effect to any conflicts-of-law principles, and construed accordingly.

16.    WITHHOLDING.

(a)    The Corporation shall have the right to deduct from payments of any kind otherwise due to the recipient of Award any federal, state or local taxes of any kind required by law to be withheld or paid with respect to any shares issued under the Plan or upon the expiration or termination of the Restricted Period relating to an Award. Subject to the prior approval of the Corporation, the holder of an Award may elect to satisfy such obligations, in whole or in part, (i) by causing the Corporation to withhold shares of Common Stock otherwise issuable pursuant to the expiration or termination of the Restricted Period relating to the Award or (ii) by delivering to the Corporation shares of Common Stock already owned by the holder. The shares so delivered or withheld shall have a fair market value equal to such tax obligation. The fair market value of the shares used to satisfy such tax obligation shall be determined by the Corporation as of the date that the amount of tax shall be determined in accordance with Section 8. A Restricted Stock recipient who has made an election pursuant to this Section 11(a) may only satisfy his or her tax obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(b)    If the recipient of Restricted Stock under the Plan elects, in accordance with Section 83(b) of the Code, to recognize ordinary income in the year of acquisition of any shares awarded under the Plan, the Corporation will require at the time of such election an additional payment for withholding tax purposes based on the difference, if any, between the purchase price of such shares and the fair market value of such shares as of the date immediately preceding the date on which the Restricted Stock is awarded.

17.    CHANGE IN CONTROL. A “Change in Control” shall be deemed to have occurred if:

(i)    the acquisition (other than from the Corporation) by any person, entity or “group” (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, but excluding, for this purpose, the Corporation or its subsidiaries, or any employee benefit plan of the Corporation or its subsidiaries which acquires beneficial ownership of voting securities of the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of 25% or more of either the then-outstanding shares of Common Stock or the combined voting power of the Corporation’s then-outstanding voting securities entitled to vote generally in the election of directors; or

(ii)    individuals who, as of January 1, 2004, constitute the Board of Directors (as of such date, the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any person becoming a director subsequent to such date whose election, or nomination for election, was approved by a vote of at least a majority of the directors then constituting the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Corporation) shall be, for purposes of this Section 17(ii), considered as though such person were a member of the Incumbent Board; or

(iii)    consummation of a reorganization, merger, consolidation or share exchange, in each case with respect to which persons who were the stockholders of the Corporation immediately prior to such reorganization, merger, consolidation or share exchange do not, immediately thereafter, own more than 75% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged, consolidated or other surviving entity’s then-outstanding voting securities, or approval by the stockholders of the Corporation of a liquidation or dissolution of the Corporation or consummation of the sale of all or substantially all of the assets of the Corporation.

18.    CERTAIN DEFINITIONS. The following terms shall have the meanings set forth below:

(i)    “Director Disability” means that the Outside Director (i) has established to the satisfaction of the Board that the Outside Director is unable to perform his or her duties as a member of the Board by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than twelve (12) months and (ii) has satisfied any requirement imposed by the Committee in regard to evidence of such disability.

(ii)    “Director Misconduct” means the occurrence of any one or more of the following (i) the willful and continued failure by a Outside Director to substantially perform his or her duties (other than any such failure resulting from Director Disability, death or Director Retirement), after a written demand for substantial performance is delivered by the Board to the Outside Director that specifically identifies the manner in which the Board believes that the Outside Director has not substantially performed his or her duties, and the Outside Director has failed to remedy the situation within thirty (30) calendar days of receiving such notice or (ii) a Outside Director’s conviction for committing an act of fraud, embezzlement, theft or another act constituting a felony or a crime involving moral turpitude or (iii) substantial dependence or addiction to any drug illegally taken or to alcohol that is in either event materially and demonstrably injurious to the Corporation or (iv) the engaging by a Outside Director in gross misconduct materially and demonstrably injurious to the Corporation. No act or failure to act, on a Outside Director’s part shall be considered “willful” unless done, or omitted to be done, by the Outside Director not in good faith and without reasonable belief that his action or omission was in the best interest of the Corporation. Director Misconduct shall be determined by the Board in exercise of good faith and reasonable judgment.

(iii)    “Director Retirement” means mandatory retirement from service as a member of the Board pursuant to the Corporation’s policies.